Exhibit 3(viii)
Certificate of Amendment to the Articles of Incorporation of ATR Industries,
Inc.
                                   DEAN HELLER
                               Secretary of State

                                      FILED
                              IN THE OFFICE OF THE
                            SECRETARY OF STATE OF THE
                                 STATE OF NEVADA

                                   SEP 22 1999

No. C6243-87     STATE OF NEVADA     Telephone 702.687.5203
    --------

OFFICE OF THE SECRETARY OF STATE     Fax 702.687.3471
Dean Heller     101 N. CARSON ST., STE.3     Web site http://sos.state.nv.us
                                                      ----------------------
DEAN HELLER, SECRETARY OF STATE     CARSON CITY, NEVADA  89701-4786     Filing
Fee:

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
              -----------------------------------------------------
                         FOR NEVADA PROFIT CORPORATIONS
                         ------------------------------
          (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)
                             - REMIT IN DUPLICATE -


1.     Name of corporation:  ATR INDUSTRIES INC.

2. The articles have been amended as follows (provide article numbers, if available):

NAME CHANGE TO:

     BEAUTYMERCHANT.COM

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 63%*

4.     Signatures (Required):

/s/ Edward Anthony Roth                    /s/ Alisha Roth
-----------------------                    ---------------
President or Vice President                    Secretary or Asst. Secretary
(acknowledgement required)                    (acknowledgement required)


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State of:  Florida
County of:  Broward
This instrument was acknowledged
before me on Sept. 18, 1999,
by  ______________ (Name of Person)
as __________________ as designated
to sign this certificate of
____________________________
   (name on behalf of whom instrument was executed)     JACQUELINE D. YANNAYON
     Notary Public, State of Florida

 /s/ Jacqueline D. Yannayon     My comm. exp. May 11, 2003
---------------------------
     Notary Public Signature    Comm. No. CC836203


*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.